Exhibit 99.3

Conformed copy

EXECUTION VERSION

VEON LTD.

COMMON SHARES (US$0.001 NOMINAL VALUE)

(IN THE FORM OF AMERICAN DEPOSITARY SHARES AND COMMON SHARES)

UNDERWRITING AGREEMENT

April 6, 2017

April 6, 2017

To the Managers named in Schedule I hereto

for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Telenor East Holding II AS, a corporation formed under the laws of Norway (the “Selling Shareholder”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), an aggregate of 70,000,000 common shares (each a “Common Share” and together, the “Common Shares”), US$0.001 nominal value, of VEON Ltd., an exempted company limited by shares organized under the laws of Bermuda (the “Company”), in the form of (i) American Depositary Shares (each, an “ADS,” and collectively, the “ADSs”), each representing one Common Share (such securities, the “Firm ADSs”), and (ii) Common Shares (each such Common Share, a “Firm Share,” collectively, the “Firm Shares” and, together with the Firm ADSs, the “Firm Securities”).

The Underlying Shares (as defined below) represented by the ADSs are deposited pursuant to the Deposit Agreement dated as of March 26, 2010 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and all holders and beneficial owners from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. In connection with the Listing and Admission (as defined below), the Underlying Shares have been deposited with Euroclear NL and are held by a custodian on behalf of the Depositary (such deposit, the “European Share Deposit”).

The Firm Securities are hereinafter also collectively referred to as the “Securities.” Unless the context otherwise requires, the terms “Firm Securities,” and “Securities” shall each be deemed to include the Common Shares underlying the Firm ADSs (the “Underlying Shares”). The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, Registration No. 333-196223 on Form F-3, relating to the securities (the “Shelf Securities”), including the Securities, to be resold from time to time by certain shareholders of the Company. The registration statement as amended to the date of this Underwriting Agreement (this “Agreement”), including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated April 20, 2016 in the form first used to confirm sales of the Underlying Shares or the Firm Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Underlying Shares and the Firm Shares in the form first used to confirm sales of the Underlying Shares or the Firm Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.

The Company has filed with the Commission a registration statement on Form F-6 relating to the ADSs. Such registration statement, as amended to the date of this Agreement, is hereinafter referred to as the “ADR Registration Statement.”

The Company has submitted to The Official Market of the stock market of Euronext (Amsterdam) (“Euronext Amsterdam”) and filed with the Dutch Authority for the Financial Markets (the “AFM”) a listing prospectus which was approved by the AFM on April 3, 2017 (such listing prospectus, as amended to the date of this Agreement, together with the documents incorporated by reference therein, the “Listing Prospectus”), relating to the listing and admission to trading of all of the issued Common Shares on Euronext Amsterdam (the “Listing and Admission”). The Listing and Admission were completed on April 4, 2017.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, and “live road show” means a “road show,” as defined in Rule 433(h)(5) under the Securities Act, that does not constitute a “written communication” as defined in Rule 405 under the Securities Act. As used herein, the terms “Registration Statement,” “ADR Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the ADR Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein. The terms “Significant Subsidiary” and “Significant Subsidiaries” refer to each subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Exchange Act.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters as of the date hereof and as of the Closing Date that:

(a) (i) Each of the Registration Statement and the ADR Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(ii) The Listing Prospectus complied in all material respects with the rules and regulations of the AFM and with all requirements of Dutch law and regulation for the Listing and Admission of the Common Shares to be effective; the Listing and Admission are fully effective.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each of the Registration Statement and the ADR Registration Statement, when it became effective, did not contain, and as amended or supplemented, if applicable, as of the date of such amendment or supplement did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, the ADR Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each live road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vii) the Listing Prospectus, when considered together with the Time of Sale Prospectus, does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto based upon information (A) relating to any Underwriter furnished to the Company in writing by such Underwriter (the “Underwriter Information”) or (B) relating to the Selling Shareholder furnished to the Company in writing (the “Selling Shareholder Information”), in each case, expressly for use therein. The Underwriter Information consists solely of the names of the Underwriters and their respective participation in the sale of the Securities set forth in the table of Underwriters under the first paragraph of text under the heading “Underwriting” in the prospectus supplement included in the Final Prospectus, the second sentence of the twelfth paragraph of text under the heading “Underwriting” in the prospectus supplement included in the Final Prospectus related to stabilization transactions, the thirteenth paragraph of text under the heading “Underwriting” in the prospectus supplement included in the Time of Sale Prospectus and the Final Prospectus related to stabilization, syndicate covering transactions and penalty bids and the fourteenth paragraph of text under the heading “Underwriting” in the prospectus supplement included in the Final Prospectus related to penalty bids. The Selling Shareholder Information consists solely of the information in the table under “Selling Shareholder” in the Time of Sale Prospectus and Prospectus (including the related footnotes).

(c) Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly formed, is validly existing as an exempted company limited by shares in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial position or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(e) Each Significant Subsidiary of the Company has been duly formed, is validly existing as a corporation, limited liability company, limited partnership or other type of entity or organization, as the case may be, in good standing under the laws of the jurisdiction of its formation, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming the authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the ADRs have been duly and validly issued and the persons in whose names the ADRs are registered are entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The share capital of the Company conforms as to legal matters (including the authorized amount thereof) to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(i) The Common Shares (including the Firm Shares and Underlying Shares to be sold by the Selling Shareholder) outstanding have been duly authorized and are validly issued, fully paid and non-assessable.

(j) The holders of Common Shares are not entitled to preemptive or other rights to acquire the Securities except as set forth in the Time of Sale Prospectus and the Prospectus; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Common Shares or any other class of share capital of the Company except as set forth in the Time of Sale Prospectus and the Prospectus.

(k) The ADSs and Common Shares have been listed on the NASDAQ Global Select Market and the Common Shares have been listed on Euronext Amsterdam, and the Company is not aware of any notice of delisting with respect to either such listing.

(l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement does not contravene (i) any provision of applicable law, (ii) the memorandum of association or bye-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the case of clauses (iii) and (iv) above, for any contravention that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the transactions contemplated by this agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Securities.

(m) There has not occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, financial position, prospects or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(n) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Significant Subsidiaries is a party or to which any of the properties of the Company or any of its Significant Subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the Company’s power or ability to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(o) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q) The Company and its Significant Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) Other than those rights that have been disclosed in the Registration Statement, the ADR Registration Statement and the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or, other than those rights that have been waived, to require the Company to include such securities with the Securities registered pursuant to the Registration Statement or the ADR Registration Statement.

(t) Except as disclosed in the Time of Sale Prospectus, (i) none of the Company or its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, representative, affiliate or other person acting on behalf of the Company or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-bribery and anti-corruption laws, including, but not limited to, the Foreign Corrupt Practices Act of 1977, as amended, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and the Bribery Act 2010 of the United Kingdom (collectively, “Anti-Corruption Laws”) which would individually or in the aggregate have, or be reasonably expected to have, an adverse effect on the ability of the parties hereto to perform their respective obligations under this Agreement, or which would be reasonably expected to result in liability or loss for the Underwriters in connection with the offer and sale of the Securities; and (ii) the Company and its subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws.

(u) Except as disclosed in the Time of Sale Prospectus, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v) (i) Except as disclosed in the Time of Sale Prospectus, none of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative or other person associated with or acting on behalf of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, or any Person subject to an asset freeze or a general prohibition on all transactions under any other list of designated Persons adopted under any economic or financial sanctions laws or regulations enacted, imposed or enforced from time to time by the United Nations Security Council, the United States (including OFAC, the US Department of the Treasury or the US Department of State), the European Union, or any member State of the European Union (“Sanctions”) (any such Person designated under Sanctions being a “Sanctioned Person”), or

(B) located, organized or resident in a country or territory subject to comprehensive Sanctions that broadly prohibit dealings with such country or territory (at the time of this Agreement, the Crimea region, Cuba, Iran, North Korea, Sudan or Syria, in each case as defined by the relevant Sanctions (each, a “Sanctioned Country”).

(ii) In connection with the activities contemplated by this Agreement or the offering contemplated herein, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Sanctioned Person or in any Sanctioned Country in breach of any Sanctions.

(iii) Less than 10% of the Company’s revenues are derived from dealings with Sanctioned Persons and Sanctioned Countries.

(w) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or, except as currently being contested in good faith and for which adequate reserves have been created in the financial statements of the Company), and except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which could reasonably be expected to have (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect, except as disclosed in the Time of Sale Prospectus.

(x) The Company and each of its Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y) The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(z) Neither the Company nor any of its subsidiaries (or, in the case of clause (i) of this Section 1(z), any of the Company’s Significant Subsidiaries) is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(aa) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities and the consummation of the transactions contemplated by this Agreement, except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by FINRA and under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(bb) PricewaterhouseCoopers Accountants N.V., who have audited certain financial statements of the Company and its subsidiaries were with respect to such financial statements independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations of the Public Company Accounting Oversight Board.

(cc) The Company and its Significant Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its Significant Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(dd) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Significant Subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses, except as would not reasonably be expected to have a Material Adverse Effect; (i) the Company and its Significant

Subsidiaries conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (ii) the Company and its Significant Subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iii) to the best knowledge of the Company, the Intellectual Property of the Company and its Significant Subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(ee) The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or nonrenewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff) Under the current laws and regulations of Bermuda and the Netherlands, all dividends and other distributions declared and payable on the Securities in cash may be freely remitted out of Bermuda or the Netherlands and may be paid in, or freely converted into, U.S. dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in Bermuda or the Netherlands; and except as disclosed in the Time of Sale Prospectus, all such dividends and other distributions paid by the Company will not be subject to withholding or deduction under the laws and regulations of Bermuda or the Netherlands.

(gg) No stamp, documentary, issuance, registration, transfer, or other similar taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its Significant Subsidiaries in Bermuda or the Netherlands or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the deposit with the Depositary of the Underlying Shares by the Selling Shareholder against the issuance of ADRs evidencing the ADSs, (iii) the sale and delivery of the Securities to the Underwriters or purchasers procured by the Underwriters in the manner contemplated by this Agreement and the Prospectus or (iv) the initial resale and delivery of the Securities by the Underwriters in the manner contemplated herein.

(hh) Based on the anticipated market price of the ADSs and the historic, current and anticipated composition of the Company’s income and assets as well as historic, current and expected operations, the Company does not believe it was a “passive foreign investment company” (“PFIC”) for its most recent taxable year, and does not expect to be treated as a PFIC for the current taxable year or in the foreseeable future.

(ii) Any waiver, relief, concession or preferential treatment relating to taxes granted to the Company or any Significant Subsidiary by any Bermudian or Dutch taxing authority is valid and in full force and effect.

(jj) It is not necessary under the laws of Bermuda or the Netherlands (i)(a) to enable the Underwriters to enforce their rights under this Agreement, or (b) to enable any holder of Securities to enforce their respective rights under the Securities, provided (in the case of each of (a) and (b)) that they are not otherwise engaged in business and do not maintain an office or place of business in Bermuda or the Netherlands, as applicable, or (ii) solely by reason of the execution, delivery or consummation of this Agreement or the offering or sale by the Selling Shareholder of the Securities, for any of the Underwriters or any holder of Securities to be qualified or entitled to carry out business in Bermuda or the Netherlands.

(kk) This Agreement is in proper form under the laws of Bermuda and the Netherlands for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Bermuda or the Netherlands of this Agreement.

(ll) The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(mm) The courts of Bermuda and the Netherlands would recognize as a valid judgment any final and conclusive judgment against the Company in the courts of the State of New York based on this Agreement, under which a sum of money is payable, and such a judgment may generally be the subject of enforcement proceedings in the Supreme Court of Bermuda.

(nn) Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Bermuda or the Netherlands. The irrevocable and unconditional waiver and agreement of the Company contained in Section 19(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of Bermuda and the Netherlands.

(oo) The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Bermuda and the Netherlands and will be given effect by the courts of Bermuda and the Netherlands. The Company has the power to submit, and pursuant to Section 19(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 19(a)), and has the power to designate, appoint and empower, and pursuant to Section 19(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts (as defined in Section 19(a)).

2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters as of the date hereof and as of the Closing Date that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(b) The sale and delivery of the Firm Shares by the Selling Shareholder, the deposit of the Underlying Shares by the Selling Shareholder with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered by the Selling Shareholder, the European Share Deposit and the execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of incorporation or articles of association (vedtekter) of the Selling Shareholder, or any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(c) The Selling Shareholder beneficially owns and on the Closing Date will beneficially own or has and will have on the Closing Date a valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Securities and the Underlying Shares to be represented by the ADSs to be sold by the Selling Shareholder hereunder, free and clear of all security interests, claims, liens, equities or other encumbrances; and the Selling Shareholder has the legal right and power, and all authorization and approval required by law, to enter into the Deposit Agreement and to deposit the Underlying Shares with the Depositary against the issuance of the ADRs evidencing the ADSs to be delivered by the Selling Shareholder; the Selling Shareholder has valid title to the Common Shares deposited in (as a result of the European Share Deposit), and to be transferred through, Euroclear NL, in the manner contemplated by this Agreement and the Prospectus.

(d) The Selling Shareholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Shareholder or a security entitlement in respect of such Securities.

(e) The ADSs representing the Underlying Shares were deposited in accordance with the provisions of the Deposit Agreement and were duly issued, and, upon the sale and delivery of the ADRs to the person(s) procured by the Underwriters, the person(s) in whose name(s) the ADRs are registered will be entitled to the rights in the ADSs representing the Underlying Shares specified in the Deposit Agreement.

(f) No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in Norway or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the sale and delivery of the Securities to the Underwriters or purchasers procured by the Underwriters, or (iii) the resale and delivery of the Securities by the Underwriters in the manner contemplated herein.

(g) The statements set forth under the heading “Material U.S. Federal Income Tax Considerations” in the Registration Statement or any amendment thereto, to the extent that they relate to matters of U.S. federal income tax law and legal conclusions with respect thereto, other than the statements under the heading “Passive Investment Company Rules” relating to the Company’s status under the U.S. federal income tax rules defining the term “passive foreign investment company”, to the extent that they relate to matters of U.S. federal income tax law and legal conclusions with respect thereto, are accurate and complete in all material respects.

(h) The Selling Shareholder Information in the Registration Statement or any amendment thereof constitutes a fair summary of the matters described therein.

(i) The Selling Shareholder has the power to submit, and pursuant to Section 19(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts, and has the power to designate, appoint and empower, and pursuant to Section 19(c), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(j) The Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 are not true and correct, is familiar with the Registration Statement, the Time of Sale Prospectus and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Time of Sale Prospectus that has had, or may have, a Material Adverse Effect.

(k) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each of the Registration Statement and the ADR Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, the ADR Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each live road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(k) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(l) (i) None of the Selling Shareholder or any of its subsidiaries, or, to the knowledge of the Selling Shareholder, any director, officer, employee, agent, representative, affiliate thereof, or other person associated with or acting on behalf of the Selling Shareholder or any of its subsidiaries, is a Person that is, or is owned or controlled by a Sanctioned Person, or located, organized or resident in a Sanctioned Country.

(ii) The Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Sanctioned Person or in Sanctioned Countries; or

(B) in any other manner that will result in a violation of sanctions laws by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five years, the Selling Shareholder and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Sanctioned Person, or Sanctioned Country, other than such limited telecommunications-related transactions with Sanctioned Countries as are permitted under the terms of the relevant Sanctions (including, without limitation, those transactions disclosed in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2016).

(iv) (a) None of the Selling Shareholder or its subsidiaries, or, to the knowledge of the Selling Shareholder, any director, officer, employee, agent, representative, affiliate thereof, or other person associated with or acting on behalf of the Selling Shareholder has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable Anti-Corruption Laws; (b) the Selling Shareholder and its subsidiaries have conducted their businesses in compliance with applicable Anti-Corruption Laws and have instituted and maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein and (c) neither the Selling Shareholder nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable Anti-Corruption Laws.

(v) The operations of the Selling Shareholder and its subsidiaries are and have been conducted at all times in compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Selling Shareholder, threatened.

(m) This Agreement is in proper form under the laws of Norway for the enforcement thereof against the Selling Shareholder, and to ensure the legality, validity, enforceability or admissibility into evidence in Norway of this Agreement.

(n) The courts of Norway would recognize as a valid judgment any final monetary judgment relating to the Agreement obtained against the Selling Shareholder in the courts of the State of New York.

(o) Neither the Selling Shareholder nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Norway. The irrevocable and unconditional waiver and agreement of the Selling Shareholder contained in Section 19(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of Norway.

(p) The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Norway and will be honored by the courts of Norway.

3. Agreements to Sell and Purchase. The Selling Shareholder hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Shareholder at US$ 3.70312 per Firm ADS or Firm Share (the “Purchase Price”) the number of Firm Securities set forth in Schedule II hereto opposite the name of such Underwriter.

The Selling Shareholder hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. (collectively the “Joint Global Coordinators”) on behalf of the Underwriters, the Selling Shareholder will not, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs, or Common Shares beneficially owned (as such term is used in Rule 13d-3 under the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for ADSs or Common Shares; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ADSs or Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs, Common Shares or such other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph shall not apply to (a) the Securities to be sold hereunder, (b) transactions by the Selling Shareholder relating to ADSs, Common Shares or other securities acquired in open market transactions after the completion of the offering of the Securities, (c) transfers by the Selling Shareholder of ADSs, Common Shares or any security convertible into ADSs or Common Shares as a bona fide gift, (d) distributions by the Selling Shareholder of ADSs, Common Shares or any security convertible into ADSs or Common Shares to limited partners or stockholders of the Selling Shareholder, (e) a sale or a contract to sell by the Selling Shareholder of a portion of its remaining ADSs or Common Shares or any security convertible into the Selling Shareholder’s remaining ADSs or Common Shares, in each case, to not more than three purchasers in one or more private placement transactions; provided that in the case of any transfer or distribution pursuant to clause (c), (d) or (e), each donee, distributee or transferee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were the Selling Shareholder or (f) the delivery, if any, of ADSs deliverable upon exchange of the Selling Shareholder’s existing 0.25% Exchangeable Notes due 2019 (the “Existing Exchangeable Notes”). In addition, the Selling Shareholder agrees that, without the prior written consent of the Joint Global Coordinators on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any ADSs, Common Shares or any security convertible into or exercisable or exchangeable for ADSs or Common Shares, other than demands for the registration of resales of ADSs deliverable upon exchange of the Existing Exchangeable Notes. The Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Securities held by the Selling Shareholder except in compliance with the foregoing restrictions.

4. Terms of Public Offering. The Selling Shareholder is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in your judgment is advisable. The Selling Shareholder is further advised by you that the Firm ADSs and Firm Shares are to be offered to the public initially at US$ 3.75000 per Firm ADS or Firm Share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of US$ 0.03000 per Firm ADS or Firm Share under the Public Offering Price.

5. Payment and Delivery. Payment for the Firm Securities shall be made in accordance with the terms of this Section 5. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Firm ADSs shall be made to the Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on April 12, 2017 or at such other time on the same or such other date, not later than April 19, 2017 as may be designated in writing by you.

Payment for the Firm Shares shall be made to the Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the account in Euroclear NL of Morgan Stanley & Co. LLC or one of its affiliates, in its capacity as settlement agent, at 9:00 a.m., London time, on April 12, 2017 or at such other time on the same or such other date, not later than April 19, 2017 as may be designated in writing by you.

The Firm ADSs shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Firm ADSs shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters.

The Firm Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Firm Shares shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters.

The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes imposed by Bermuda, The Netherlands, Norway or political subdivision or taxing authority thereof or therein that is payable by, or on behalf of, the Underwriters in connection with the transfer of the Securities to the Underwriters duly paid and (ii) any withholding of taxes required under the laws of Bermuda, The Netherlands, Norway or any political subdivision or taxing authority thereof or therein; provided that, prior to paying any such transfer taxes, or withholding any taxes, the Underwriters shall (a) notify the Selling Shareholder of their intention to reduce the Purchase Price by such amount, or impose such withholding, and (b) take any actions reasonably requested to permit the Selling Shareholder to provide any tax form, certificate, document or information that, if provided, would reduce the amount of such taxes; and provided further that, there shall be no such reduction in the Purchase Price for transfer or withholding taxes under this Section 5 to the extent that such transfer taxes were imposed, or withholding was required, (x) due to a connection of the Underwriters with the jurisdiction that imposed such transfer taxes or required such withholding (other than a connection arising from the execution, performance or enforcement of this Agreement) or (y) because of the failure by the Underwriters to provide or file any accurate and complete tax form, certificate, document or other information reasonably requested by the Selling Shareholder that would have reduced the imposition of such transfer taxes, or the withholding of such taxes.

6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholder herein, to the performance by each of the Company and the Selling Shareholder of its obligations hereunder and to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its Significant Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development that would reasonably be expected to result in a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) (i) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(ii) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by a director of the Selling Shareholder, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Selling Shareholder contained in this Agreement are true and correct as of the Closing Date and that the Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The director signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins LLP, U.S. counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A.

(d) The Underwriters shall have received on the Closing Date an opinion of Wakefield Quin Limited, Bermudian counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B.

(e) The Underwriters shall have received on the Closing Date an opinion of each of Loyens & Loeff N.V. and Allen & Overy LLP, Dutch counsel for the Company dated the Closing Date, to the effect set forth in Exhibit C.

(f) The Underwriters shall have received on the Closing Date an opinion of Orrick, Herrington & Sutcliffe LLP, U.S. counsel for the Selling Shareholders, dated the Closing Date, to the effect set forth in Exhibit D.

(g) The Underwriters shall have received on the Closing Date an opinion of Advokatfirmaet Thommessen AS, Norwegian counsel for the Selling Shareholder, dated the Closing Date, to the effect set forth in Exhibit E.

The opinions of Latham & Watkins LLP, Wakefield Quin Limited, Loyens & Loeff N.V., Allen & Overy LLP, Orrick, Herrington & Sutcliffe LLP and Advokatfirmaet Thommessen AS described in Sections 6(c), 6(d), 6(e), 6(f) and 6(g) shall be rendered to the Underwriters at the request of the Company or the Selling Shareholder, as the case may be, and shall so state therein.

(h) The Underwriters shall have received on the Closing Date an opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers Accountants N.V., independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(j) The Underwriters shall have received on the date hereof a certificate signed by the Chief Financial Officer of the Company, dated the date hereof, and shall have received on the Closing Date a certificate signed by the Chief Financial Officer of the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(k) The “lock-up” agreements, each substantially in the form of Exhibit F hereto, between you and each of the executive officers of the Company listed on Schedule III hereto, relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(d) or 7(e) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as you may reasonably request; provided the Company will be deemed to have furnished such copies of the Registration Statement (including any documents incorporated thereto or any supplements or amendments thereto) to the Underwriters to the extent such documents are filed or furnished on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (or any successor system).

(b) Before amending or supplementing the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder. Any free writing prospectus prepared, used or referred to by the Company will contain only descriptions of the offering or of Securities in the offering within the meaning of Rule 164 under the Securities Act.

(d) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(e) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(f) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Managers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(h) If requested by the Joint Global Coordinators, to prepare or cause to be prepared a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the offering in a form consented to by the Joint Global Coordinators, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(i) Without the prior written consent of the Joint Global Coordinators, the Company will not, during the Restricted Period, (1) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Common Shares or any other securities convertible into or exercisable or exchangeable for ADSs or Common Shares; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ADSs or Common

Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the ADSs, Common Shares or such other securities, in cash or otherwise; or (3) file any registration statement with the Commission relating to the offering of any ADSs, Common Shares or any securities convertible into or exercisable or exchangeable for ADSs or Common Shares.

The restrictions described in the foregoing sentence shall not apply to (a) the Securities to be sold hereunder, (b) the issuance by the Company of ADSs or Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing (email being sufficient), (c) the delivery, if any, of ADSs deliverable upon exchange of the Existing Exchangeable Notes and registration of the resale of the Existing Exchangeable Notes, (d) the filing of any registration statement on Form F-8 in connection with any employee benefit plan described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus or (e) the entry into an agreement providing for the issuance of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, and the issuance of any such securities pursuant to such an agreement, in connection with (i) the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, or (ii) joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, provided that the aggregate number of Common Shares issued or issuable pursuant to this clause (e) does not exceed 5% of the number of Common Shares outstanding immediately after the offering of the Securities pursuant to this Agreement and prior to such issuance each recipient of any such securities shall execute and deliver to the Underwriters a “lock-up” agreement substantially in the form of Exhibit F hereto.

(j) Not to take any action that would require the filing of any prospectus or other offering documentation with the AFM, Euronext Amsterdam or other Dutch regulatory body that in each case could prevent, delay, suspend or otherwise adversely affect the consummation of the transactions contemplated by this Agreement.

8. Covenants of the Selling Shareholder. The Selling Shareholder covenants with each Underwriter as follows:

(a) To furnish to you a copy of each proposed free writing prospectus and the final term sheet to be prepared by or on behalf of, used by, or referred to by the Selling Shareholder and not to use or refer to any proposed free writing prospectus or final term sheet to which you reasonably object. Any free writing prospectus prepared, used or referred to by the Selling Shareholder will contain only descriptions of the offering or of Securities in the offering within the meaning of Rule 164 under the Securities Act.

(b) The Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(c) All sums payable by the Selling Shareholder under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties levied or imposed by Bermuda, The Netherlands, Norway or any political subdivision or taxing authority thereof or therein, unless the deduction or withholding is required by law, in which case the Selling Shareholder shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made. The Selling Shareholder shall pay, and shall indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, sales, transfer income, or other similar taxes or duties imposed under the laws of Bermuda, The Netherlands, Norway or any political subdivision or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the sale and delivery of the Securities to the Underwriters or purchasers procured by the Underwriters or (iii) the resale and delivery of the Securities by the Underwriters in the manner contemplated herein; provided, however, that no such additional amounts, payments or indemnity shall be required by the Selling Shareholder under this Section 8(c) to the extent that (x) the applicable deduction, withholding or taxes were imposed due to a connection of the Underwriters with the jurisdiction that imposed such deduction, withholding or taxes (other than a connection arising from the execution, performance or enforcement of this Agreement) or (y) such amounts are due because of the failure by the Underwriters to provide or file any accurate and complete tax form, certificate, document or other information reasonably requested by the Selling Shareholder that would have reduced such deduction, withholding or taxes.

(d) All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where the Selling Shareholder is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Selling Shareholder shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

(e) Not to take any action that would require the filing of any prospectus or other offering documentation with the AFM, Euronext Amsterdam or other Dutch regulatory body that in each case could prevent, delay, suspend or otherwise adversely affect the consummation of the transactions contemplated by this Agreement.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid the following expenses incident to the performance of its obligations under this Agreement: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters (other than any transfer or other taxes payable thereon), (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in

Section 7(f) hereof, including filing fees (but such obligation with respect to related fees and expenses of counsel for the Underwriters not to exceed $10,000), (iv) all filing fees in connection with the review and qualification of the offering of the Securities by FINRA, (v) all costs and expenses incident to listing the ADSs and Common Shares on the NASDAQ Global Select Market and the Common Shares on Euronext Amsterdam, (vi) the cost of printing certificates representing the Securities, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on a “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the live road show presentations with the prior written approval of the Company (email being sufficient), and travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Selling Shareholder agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (A) all transfer or other taxes payable in connection with the transfer and delivery of the Securities to the Underwriters (to the extent such taxes were not fully recovered by a reduction in the Purchase Price pursuant to Section 5) and (B) the fees and expenses of the Selling Shareholder’s legal counsel.

It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

10. Representations and Covenants of the Underwriters. (a) Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(b) Each Underwriter severally represents to, and agrees with, the Company that it has not offered or sold, and will not offer or sell, any Firm Shares being offered and sold outside the United States as part of its initial distribution within the United States.

11. Indemnity and Contribution. (a) The Company and the Selling Shareholder, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and each director, officer, employee, or agent associated with or acting on behalf of each Underwriter and of each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration

Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, the ADR Registration Statement or any amendment thereof, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any live road show or the Prospectus or the Listing Prospectus or any amendment or supplement thereto, or any document publicly filed by the Company with the AFM on or before May 31, 2017 relating to the Listing and Admission, or any other document publicly filed by the Company with the AFM on or before May 31, 2017, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are with respect to the Company and the Selling Shareholder, caused by any such untrue statement or omission or alleged untrue statement or omission based upon Underwriter Information or (ii) with respect to the Company, caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Selling Shareholder Information, in which case the Selling Shareholder shall be solely responsible under this paragraph 11(a). The liability of the Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price(the “Aggregate Public Offering Price”) of the Securities sold by the Selling Shareholder under this Agreement.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement, each person, if any, who controls the Company or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Company within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any live road show, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any live road show, the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a) or 11(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, provided that the failure to notify the indemnifying party shall not relieve the indemnified party from any liability that it may have under Section 11(a) or 11(b) except to the extent that the indemnified party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Joint Global Coordinators. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any separate firm for the Selling Shareholder and such control persons of the Selling Shareholder, such firm shall be designated in writing by the Selling Shareholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with its consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by, or on behalf of, such indemnified party.

(d) To the extent the indemnification provided for in Section 11(a) or 11(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 11(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the Aggregate Public Offering Price of the Securities set forth in the Prospectus. The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint. The liability of the Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the Aggregate Public Offering Price of the Securities sold by the Selling Shareholder under this Agreement.

(e) The Company, the Selling Shareholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

12. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company and the Selling Shareholder, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange, the NASDAQ Global Select Market or Euronext Amsterdam, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, Bermuda or the Netherlands shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State, Bermudian or Dutch authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, individually or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Securities set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate number of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Securities to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholder for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder. In any such case you, the Company or the Selling Shareholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company and the Selling Shareholder will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) Each of the Company and the Selling Shareholder acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Shareholder or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Selling Shareholder. Each of the Company and the Selling Shareholder waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto and if to the Selling Shareholder shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

19. Submission to Jurisdiction; Appointment of Agents for Service. (a) Each of the Company and the Selling Shareholder irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement, the ADR Registration Statement or the

offering of the Securities (each, a “Related Proceeding”). Each of the Company and the Selling Shareholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. The Selling Shareholder accepts and consents that a monetary judgment in respect of a Related Proceeding finally decided by the Specified Courts will be legally valid and enforceable in Norway in accordance with the Norwegian Dispute Act section 19-16 third paragraph and section 4-6, and the Enforcement Act section 4-1 second paragraph litra g. To the extent that the Company or the Selling Shareholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Company and the Selling Shareholder irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b) The Company hereby irrevocably appoints CT Corporation, with offices at 111 Eight Avenue, 13th Floor, New York, NY 10011, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

(c) The Selling Shareholder hereby irrevocably appoints CT Corporation System, with offices at 111 8th Avenue, New York, New York 10011, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Selling Shareholder waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Selling Shareholder represents and warrants that such agent has agreed to act as the Selling Shareholder’s agent for service of process and the Selling Shareholder agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

20. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in U.S. dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures, the Underwriters could purchase (and remit in New York City) U.S. dollars with such other currency on the business day preceding that on which final judgment is given. The obligation of each of the Company and the Selling Shareholder in respect of any sum due hereunder shall, notwithstanding any judgment in a currency other than U.S. dollars, be discharged only to the extent that on the business day following its receipt of any sum adjudged to be so due in such other currency, the Underwriters may, in accordance with normal banking procedures, purchase (and remit in New York City) U.S. dollars with such other currency; if the U.S. dollars so purchased and remitted are less than the sum originally due to the Underwriters in U.S. dollars, each of the Company and the Selling Shareholder agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the relevant payee against such loss, and if the U.S. dollars so purchased exceed the sum originally due in U.S. dollars, such excess shall be remitted to the Company or the Selling Shareholder, as applicable.

21. Taxes. If any sum payable by the Company under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax.

Very truly yours,

VEON Ltd.

By:	/s/ Scott Dresser

Name:	Scott Dresser

Title:	Group General Counsel

Telenor East Holding II AS

By:	/s/ Gaute S. Gravir

Name:	Gaute S. Gravir

Title:	Attorney-in-fact

Accepted as of the date hereof

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

Acting severally on behalf of themselves and

the several Underwriters named in Schedule II hereto.

By: Morgan Stanley & Co. LLC

By:	/s/ James Watts

Name:	James Watts

Title:	Vice President

By: Citigroup Global Markets Inc.

By:	/s/ Emmanuel Gionakis

Name:	Emmanuel Gionakis

Title:	Managing Director

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Joint Global Coordinators:	Morgan Stanley & Co. LLC Citigroup Global Markets Inc.

Managers:	Morgan Stanley & Co. LLC Citigroup Global Markets Inc.

Registration Statement File No.:	333-196223

Time of Sale Prospectus:	1.	Prospectus dated April 20, 2016 relating to the Shelf Securities

	2.	The preliminary prospectus supplement dated April 6, 2017 relating to the Securities

	3.	Orally communicated pricing information; offering price

Lock-up Restricted Period:	60 days

Title of Securities to be Purchased:	Common shares, US$0.001 nominal value, in the form of American Depositary Shares and Common Shares

Number of Firm Securities:	64,478,750 Firm ADSs 5,521,250 Firm Shares

Purchase Price:	$3.70312 per Firm ADS or Firm Share

Initial Public Offering Price	$3.75000 per Firm ADS or Firm Share

Selling Concession:	$0.03000 per Firm ADS or Firm Share

Closing Date and Time (Firm ADSs):	April 12, 2017 10:00 a.m., New York City time

Closing Date and Time (Firm Shares)	April 12, 2017 9:00 a.m., London time

Closing Location (Firm ADSs):	New York, NY

Closing Location (Firm Shares):	London, United Kingdom

Address for Notices to Underwriters:	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036 Attention: REDACTED

I-1

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013 Fax: REDACTED Attention: REDACTED

Address for Notices to the Company:	VEON Ltd. The Rock Building Claude Debussylaan 88, 1082 MD, Amsterdam, the Netherlands Attn: REDACTED

Address for Notices to the Selling Shareholder:	Telenor East Holding II AS c/o Telenor ASA Snarøyveien 30 N-1360 Fornebu NorwayAttn: REDACTED

I-2

SCHEDULE II

Underwriter	Number of Firm ADSs To Be Purchased	Number of Firm Shares To Be Purchased	Total Number of Firm Securities To Be Purchased
Morgan Stanley & Co. LLC	32,239,375	2,760,625	35,000,000
Citigroup Global Markets Inc.	32,239,375	2,760,625	35,000,000

Total:	64,478,750	5,521,250	70,000,000

II-1

SCHEDULE III

Jean-Yves Charlier

Andrew Davies

III-1